Exhibit 10.3

FIVERR INTERNATIONAL LTD.

2011 SHARE OPTION PLAN

Amended and Restated — April 2013

1.                                      Purpose of the Plan. The purpose of this Share Option Plan, as amended and restated as of April 2013, and as may be amended from time to time ( the “Plan”) is to advance the interests of Fiverr International Ltd. (the “Company”) and its shareholders by attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, officers, directors, advisors and consultants and promoting a close identity of interests between those individuals and the Company (including its Affiliates (as defined below)).

2.                                      Definitions.  As used herein, the following definitions shall apply:

2.1.                            “Administrator” means the Board or any of its Committees administrating this Plan, in accordance with Section 3 hereof.

2.2.                            “Affiliate” means (i) any entity controlling, controlled by or under common control with the Company; or (ii) any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.3.                            “Applicable Law” means all laws applicable to the grant of Options pursuant to this Plan, including but not limited to the requirements under tax laws, social security laws, security laws, companies laws, any stock exchange or quotation system on which the Shares are listed or quoted, the applicable law in the country or jurisdiction of any such system, and the applicable law of any other country or jurisdiction where Options are granted under the Plan.

2.4.                            “Board” means the Board of Directors of the Company.

2.5.                            “Committee” means a committee of the Board, designated from time to time by resolution of the Board, in accordance with Applicable Law.

2.6.                            “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance as amended from time to time.

2.7.                            “Director” means a member of the Board.

2.8.                            “Employee” means any person who is employed by the Company or its Affiliates, including an individual who is serving as a director or “Nose Misra” (Office Holder), as such term is defined in the Israeli Companies Law, 5759-1999, as now in effect or as hereafter amended (the “Companies Law”), but excluding a person who at the time an Option is granted or as a result of such grant is a Controlling Shareholder.

2.9.                            “Exercise Price” means the price to be paid for each Share issued hereunder upon exercise of an Option.

2.10.                     “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Company’s shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price of such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; without derogating from the above and solely for the purpose of determining the tax liability pursuant to Section 102 (and in particular Section 102(b)(3)), if on the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant under the Section 102 Capital Gains Track, the Fair Market Value of a Share on its date of grant shall be determined in accordance with the average value of the Company’s shares during the thirty (30) trading days immediately preceding the date of grant or during the thirty (30) trading days immediately following the date of registration for trading, as the case may be; or (ii) if the Company’s shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Company’s shares on the last market trading day prior to the day of determination; or (iii) in the absence of an established market for the Company’s shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.11.                     “Non-Employee” means a consultant, advisor, service provider or Controlling Shareholder of the Company and/or of an Affiliate or any other person or entity who is otherwise engaged by the Company and is not an Employee.

2.12.                     “Notice of Grant” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual grant of Options. Notices of Grant are subject to the terms and conditions of this Plan.

2.13.                     “Optionee” means the holder of an outstanding Option granted under the Plan.

2.14.                     “Option” means an option to purchase one Share of the Company pursuant to this Plan.

2.15.                     “3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non-Employee.

2.16.                     “Ordinance” means the Israeli Income Tax Ordinance [New Version], 5721-1961, as now in effect or as hereafter amended.

2.17.                     “Restricted Period” means the applicable period of time during which Options issued pursuant to a Section 102 Trustee Track (as defined below) and the Shares issued upon exercise thereof must be held by the Trustee (as defined below).

2.18.                     “Section 102” means Section 102 of the Ordinance and any regulation, rules, orders or other procedures promulgated thereunder as now in effect or as hereafter amended.

2.19.                     “Section 102 Capital Gains Track” means the capital gains track as defined in Section 102(b)(2) of the Ordinance.

2.20.                     “Section 102 Employment Income Track” means the employment income track as defined in Section 102(b)(1) of the Ordinance.

2.21.                     “Section 102 Non Trustee Track” means grant of Options without a Trustee as defined in Section 102(c) of the Ordinance.

2.22.                     “Share” means an Ordinary Share of the Company, of no par value, or such other class of shares or other securities as may be applicable pursuant to Section 14 of this Plan.

2.23.                     “Sub-Plan” means the United States Sub-Plan to the 2011 Share Option Plan (Amended and Restated April 2013), adopted as of April 2013, attached hereto as Appendix A and constituting an integral part of this Plan, the purpose of which is to govern the grant of Options to US Optionees (as defined below).

2.24.                     “US Optionee” means Optionees who are residents of the United States or those who are deemed to be residents of the United States for the purposes of the payment of tax in order for such Options to comply with the requirements of U.S. law.

2.25.                     “Vesting Dates” means the date(s) as of which, as applicable, Options granted hereunder or any part thereof shall become exercisable (but without derogating from any other conditions, conditions precedent and other restrictions which may apply with respect to the actual exercise of any Options, in accordance with the terms and conditions of this Plan or any applicable Notice of Grant).

3.                                     Administration of the Plan.

3.1.                            This Plan shall be administered by the Board or a Committee appointed by the Board for this purpose. In administering this Plan, the Administrator shall comply with all Applicable Law.

3.2.                            Subject to all terms and conditions of this Plan, Applicable Law and the approval of any relevant authorities, the Administrator shall have the authority, in its discretion, to: (i) construe and interpret the terms of this Plan, Notices of Grant and any Options granted pursuant to this Plan; (ii) designate Employees and Non-Employees to whom Options may be granted hereunder from time to time; (iii) grant Options under the Plan; (iv) determine the Exercise Price of the Shares covered by the Options; (v) determine the time or times at which Options shall be granted; (vi) prescribe forms of agreement for use under the Plan, including Notices of Grant; (vii) determine the terms and conditions of any Option granted hereunder and amend such terms and conditions following the grant of the Options, subject to the terms hereof; (viii) determine the Fair Market Value of the Shares; (ix) prescribe, amend and rescind rules and regulations relating to the Plan; (x) subject to applicable law, to make an Election (as defined below); (xi) appoint a Trustee; (xii) amend the Plan and/or the terms and conditions under which Options have been granted under the Plan; and (xiii) take all other actions and make all other determinations necessary for the administration of the Plan.

3.3.                            All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees. No member of the Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted thereunder.

3.4.                            A member of the Administrator shall be eligible to receive Options under this Plan while serving as a member of the Administrator, only in accordance with the provisions of Applicable Law. If the Administrator is a Committee appointed by the Board, the grant of Options under this Plan to members of such Committee, if any, shall be made by the Board and not by such Committee, and subject to Applicable Law.

3.5.                            All grants of Options to Employees and to Non-Employees pursuant to this Plan shall be authorized and implemented in accordance with the provisions of Applicable Law.

3.6.                            Applicability of the Sub-Plan. The Sub-Plan is intended to be read as an integral part of this Plan and applies solely to Options granted to US Optionees, in order for such Options to comply with the requirements of applicable U.S. law. For the avoidance of doubt, the Sub- Plan shall not supplement or modify the Plan with respect to Options granted to any Optionee who is not a US Optionee.  With respect to any Option granted to a US Optionee,  in the event of a conflict or discrepancy between any, definition, term or provision contained in this Plan and any definition, term or provision of the Sub-Plan, the applicable definitions, terms and provisions of the Sub-Plan shall govern and prevail.

4.                                      Eligibility.

4.1.                            Subject to the provisions of Applicable Law, the Administrator may at any time and from time to time, grant Options under the Plan.

4.2.                            The persons eligible for participation in this Plan as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that other than as provided for US Optionees under the Sub-Plan: (i) Employees may only be granted Options pursuant to the provisions of the Section 102 Capital Gains Track, the Section 102 Employment Income Track (together the “Section 102 Trustee Tracks” and individually, a “Section 102 Trustee Track”) and/or the Section 102 Non Trustee Track and any pre-ruling related thereto, and the regulations, rules, orders or procedures promulgated thereunder including but not limited to the Israeli Income Tax Rules (Tax Benefits in Share Issuance to Employees), 2003, as now in effect or as hereafter amended; and (ii) Options granted to Non-Employees shall be granted only under Section 3(i) of the Ordinance. With regards to the Section 102 Trustee Tracks, the provisions of the Plan and/or the Notice of Grant shall additionally be subject to the Tax Assessing Officer’s permit, and the said permit shall be deemed an integral part of the Plan and of the Notices of Grant.

4.3.                            Upon election of the Board between Section 102 Trustee Tracks (“Election”), Options to Employees who are residents of Israel shall be granted under the Plan pursuant to the elected Section 102 Trustee Track only, until such time as the Board changes its Election, in accordance with the provisions of Section 102. The first Election shall become effective as of the first date of grant of Options under this Plan, and shall remain in effect until the end of the year following the year during which the Company first granted Options pursuant to its Election. Subsequent Elections shall become effective as of such date and shall remain in effect until such date as calculated in accordance with the provisions of Section 102(g) of the Ordinance. Each Election shall obligate the Company, and shall apply to all Optionees who were granted Options pursuant to Section 102 during the relevant period, all in accordance with the provisions of Section 102(g) of the Ordinance. Notwithstanding the foregoing, the Election shall not prevent the Company from granting Options under the Section 102 Non Trustee Track to Employees, Options to US Optionees or granting 3(i) Options to Non- Employees simultaneously.

4.4.                            The grant of Options under the Section 102 Trustee Tracks is subject to (i) the approval of this Plan by the Israeli income tax authority and (ii) filing the Company’s Election with the Israeli income tax authority at least thirty (30) days before the first date of grant of Options under a Section 102 Trustee Track.

4.5.                            Options granted under a Section 102 Trustee Track shall be held in trust pursuant to Section 5 of this Plan.

4.6.                            Upon receipt of Options under a Section 102 Trustee Track, the Optionee will sign (i) any undertaking as required pursuant to Section 102 or as determined by the Company, including (a) a declaration that the Optionee is familiar with Section 102 and the designated tax track, (b) an acknowledgement of the terms and conditions of the Trust Agreement (as defined in Section 5.1 below), and (c) the Optionee’s obligation not to sell the Option or the Share(s) issued upon exercise of the Option or otherwise cause the transfer of the Option or the Share(s) issued upon exercise of the Option from the Trustee until the lapse of the applicable Restricted Period (as defined below) unless permitted under Section 102 or an applicable pre-ruling to the Administrator’s satisfaction and the Optionee’s acknowledgement that if the Optionee acts in contravention of the foregoing the Optionee will be subject to sanctions under Section 102; and (ii) an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan or any Option or Shares granted to him/her thereunder.

4.7.                            This Plan does not and shall not confer upon any individual to the right to receive Options hereunder. An Optionee shall become entitled to receive Options only after the execution by the Optionee of a Notice of Grant.

5.                                      Trustee.

5.1.                            In case of an Election of a Section 102 Trustee Track, the Board shall elect and appoint a trustee for the Plan in accordance with Section 102 (the “Trustee”). The Board shall be entitled to replace the original trustee and the replaced trustee shall be deemed to be the “Trustee” hereunder for all intents and purposes. Upon the appointment of a Trustee, a trust agreement the terms and conditions of which are in compliance with the relevant Applicable Laws will be entered into between the Trustee and the Company (the “Trust Agreement”).

5.2.                            In case of an Election of a Section 102 Trustee Track, all Options granted under such Section 102 Trustee Track according to this Plan shall be allocated or issued to the Trustee for the benefit of the Optionee and held by the Trustee for at least the applicable Restricted Period. In addition, any Shares issued upon exercise of such Options and/or other shares received subsequently following any realization of rights with respect to such Options and/or Shares, including without limitation bonus shares, shall be held by the Trustee for the benefit of the Optionee at least until the lapse of the Restricted Period applicable to the Options originally granted.

5.3.                            In the event that the requirements under the Section 102 Capital Gains Track or the Section 102 Employment Income Track, as applicable, are not met, then the Options granted thereunder shall be treated in accordance with the provisions of Section 102.

5.4.                            Notwithstanding anything to the contrary herein, the Trustee shall not release any Options or Shares issued upon exercise of Options granted under a Section 102 Trustee Track prior to the full payment of the Optionee’s tax liabilities arising from such Options and/or Shares.

5.5.                            For as long as Options and/or Shares issued upon the exercise thereof are held by the Trustee, and as long as the applicable tax has not been paid, such Options and/or Shares may not be sold, transferred, assigned, pledged, hypothecated or mortgaged (other than through a transfer by will or by operation of law), nor may they be subject of an attachment, power of attorney or transfer deed unless the provisions of Section 102 allow otherwise. Furthermore, subject to the provisions of Section 102, an Optionee shall not sell, transfer, assign, pledge, hypothecate, mortgage or release from trust any such Options or Shares issued upon the exercise of any such Options and/or any Share received subsequently following any realization of rights with respect thereto, including without limitation, bonus shares, until the lapse of the applicable Restricted Period, unless permitted under Section 102 or an applicable pre-ruling to the Administrator’s satisfaction. Notwithstanding and without derogating from the above, if any such sale or release occurs during the Restricted Period, the sanctions under Section 102 and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

5.6.                            The Trustee shall be exempt from any liability in respect of any action or decision duly taken in its capacity as a Trustee, provided, however, that the Trustee acted at all times in good faith.

6.                                      Shares Subject to the Plan.

6.1.                            The Board shall determine the maximum aggregate number of Shares which may be received upon the exercise of all Options granted under this Plan and may increase or reduce such number at its discretion, subject to the rights of the Optionees, and the provisions of Section 14 below shall apply. Shares issued upon the exercise of Options granted pursuant to this Plan shall be issued from the Company’s authorized but unissued share capital.

6.2.                            If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for grant under this Plan (unless this Plan has since been terminated); provided, however, that Shares that have actually been issued under this Plan, shall not be returned to this Plan and shall not become available for future distribution under this Plan. Any Shares that remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan.

7.                                      Grant of Options.

Each Option granted pursuant to this Plan shall be evidenced by a Notice of Grant between the Company and the person or entity to whom such Option is granted, in such form as the Administrator shall approve from time to time, at its sole and absolute discretion. Each Notice of Grant shall state, among other matters, the number of Shares to which the Options relate, the type of Options granted thereunder (whether a Section 102 Capital Gains Track, Section 102 Employment Income Track or Section 102 Non Trustee Track Option, a 3(i) Option or an Option to a US Optionee), the Vesting Dates, the Exercise Price per Share, the expiration date and such other terms and conditions as the Administrator in its discretion may prescribe.

8.                                      Vesting of Options

8.1.                            Subject to the provisions of this Plan, Options granted to an Optionee shall vest as of the

Vesting Dates and for such number of Options as set forth in the applicable Notice of Grant, as determined by the Administrator, at its sole and absolute discretion. The vesting provisions of individual Options may vary.

8.2.                            Notwithstanding any other provision herein or in the Notice of Grant to the contrary, the Administrator may, at any time, at its sole and absolute discretion but subject to Applicable Law, amend (accelerate or postpone or delay) any and all Vesting Dates, as the Administrator may deem fit or desirable, including Vesting Dates set forth in any Notice of Grant previously issued to an Optionee.

8.3.                            An Option may be subject to such other terms and conditions at the time or times when it is exercised, as the Administrator may determine, at its sole and absolute discretion.

9.                                     Exercise Price and Method of Payment.

9.1.                            The Exercise Price of an Option shall be determined by the Administrator on the date of grant of such Option in accordance with Applicable Law and subject to guidelines as shall be suggested by the Board from time to time. For the avoidance of doubt, the tax consequences of Section 102(b)(3) of the Ordinance shall apply, in the event that Shares are listed on any established stock exchange or a national market system or if the Company’s Shares will be registered for trading within ninety (90) days following the Date of Grant and the Exercise Price is lower than the Fair Market Value. Notwithstanding the above, the Exercise Price of Options granted to US Optionees shall be determined in accordance with the provisions and terms of the Sub-Plan.

9.2.                            The consideration for the exercise of an Option shall be payable upon the exercise of the Option in a form satisfactory to the Administrator, including without limitation, by cash or check. The Administrator shall have the authority to postpone the date of payment on such terms as it may determine.

10.                              Exercise of Option

10.1.                     Any Option granted hereunder shall be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Notice of Grant. An Option may not be exercised for a fraction of a Share.

10.2.                     An Option shall be deemed exercised when the Company receives: (i) a written or electronic notice of exercise (in accordance with the Notice of Grant) from the person entitled to exercise the Option, in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, and (ii) full payment of the Exercise Price for such Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by Applicable Law. Shares issued upon exercise of an Option shall be issued in the name of the Optionee, provided that Shares issued upon exercise of any Option which was granted under a Section 102 Trustee Track shall be issued in the name of the Trustee for the benefit of the Optionee as long as such Options and/or Shares are held by the Trustee in accordance with the provisions of Section 102 and/or of this Plan.

10.3.                     If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice of exercise before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

10.4.                     Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available for purposes of this Plan, by the number of Shares as to which the Option is exercised.

11.                              Term of Option.

The term of an Option shall expire on such date or dates as the Administrator shall determine at the time of the grant of the Option, not to exceed ten (10) years from the date of the grant thereof,  and in the absence of such determination, the term shall be ten (10) years from the date of grant thereof and in any event shall be subject to Section 13 of this Plan.

12.                              Non-Transferability of Options.

Except as set forth in Section 13.2 of this Plan and without derogating from the provisions of Section 5.5 above, Options and the rights and privileges thereunder shall not be sold, pledged, assigned, hypothecated, transferred, mortgaged or given as collateral or disposed of in any manner other than by will or by the laws of descent and/or distribution and shall not be subject to sale under execution, attachment, levy or similar process. The terms of an Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee of such Option.

13.                              Termination of Engagement.

13.1.                     In the event of termination of an Optionee’s employment with the Company or any Affiliate, or if applicable, the termination of services given to the Company or any Affiliate, all Options granted to the Optionee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Notice of Grant or Section 11 above, be exercised within three (3) months after the date of such termination (or such different period as the Administrator shall prescribe, but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant or Section 11 above). Effective on the date that is three (3) months from the date of termination, the unvested Options shall terminate and the Shares covered by the unvested Options shall revert to the Plan. If the vested Options are not so exercised within the time specified herein, the vested Options shall terminate and the Shares covered by such vested Options shall revert to the Plan.

13.2.                     In the event of termination of Optionee’s employment with the Company or any Affiliate, or if applicable, the termination of services given to the Company or any Affiliate by a Non Employee of the Company or any Affiliate, by reason of death or permanent disability, the Options which are vested and exercisable at the time of such termination may be exercised by the Optionee, the Optionee’s legal guardian, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance, as the case may be, within twelve (12) months after termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant or Section 11 above). If, on the date of death or permanent disability, the Options granted to the Optionee are not vested in full, the unvested Options shall terminate and the Shares covered by the unvested Options shall revert to the Plan. If the vested Options are not so exercised within the time specified herein, the vested Options shall terminate, and the Shares covered by such vested Options shall revert to the Plan.

13.3.                     Notwithstanding anything set forth in Sections 13.1 and 13.2 above, in the event of termination of an Optionee’s employment with the Company or with any Affiliate, or if applicable, the termination of services given to the Company or any Affiliate by a Non Employee of the Company or any Affiliate for Cause (as defined hereunder), all outstanding Options granted to such Optionee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination, unless otherwise determined by the Administrator, and the Shares covered by such Options (whether vested or not) shall revert to the Plan.

13.4.                     For purposes of this Section, termination for “Cause” shall mean any of the following: (a) a serious breach of trust by the Optionee, including but not limited to theft, embezzlement, self-dealing, prohibited disclosure to unauthorized persons or entities of confidential or proprietary information of or relating to the Company or its affiliates and the engaging by the Optionee in any prohibited business competitive to the business of the Company; (b) any willful failure to perform or willful failure to perform competently any of the Optionee’s fundamental functions or duties pursuant to the agreement by which he or she is engaged with the Company or an Affiliate, (c) a material breach of the agreement by which the Optionee is engaged with the Company or an Affiliate which breach is not cured, if capable of being cured, within fourteen (14) days of delivery to the Optionee of a written request to cure; (d) any other event defined as “Cause”, “just cause” or a term having a similar meaning in the agreement by which the Optionee is engaged with the Company or an Affiliate; or (e) any other cause justifying termination or dismissal in circumstances in which the Company can deny the Optionee severance payment under Applicable Law.

13.5.                     With respect to the Section 102 Non Trustee Track, in case the Optionee ceases to be an employee of the Company or of any Affiliate, then the Optionee shall obtain and maintain for the benefit of the Company and/or the Affiliate a security or guarantee for the payment of the tax due at the time of sale of the Shares obtained directly or from exercise of the Options, all in accordance with the provisions of Section 102.

14.                               Adjustments Upon Changes in Capitalization.

In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (but not including the conversion of any convertible securities of the Company), the Administrator in its sole discretion shall make an appropriate adjustment in the number of Shares related to each outstanding Option and to the number of Shares reserved for issuance under this Plan, to the class and kind of Shares subject to the Plan, as well as the Exercise Price per Share of each outstanding Option, provided however, that the aggregate Exercise Price of the Options granted to each Optionee shall not increase or decrease solely by virtue of such adjustment, and any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share unless otherwise determined by the Administrator. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

15.                               Dissolution or Liquidation.

Notwithstanding any other provisions in this Plan or any provisions in the Notice of Grant to the contrary, in the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion will determine the period of time in which any Options may be exercised, which in no event shall be less than five (5) days prior to such transaction. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action.

16.                               Merger.

16.1.                     In the event of the sale of all or substantially all of the shares of the Company or a merger or other reorganization of the Company following which the shareholders of the Company immediately prior to such merger or reorganization do not hold a majority of the shares of the surviving entity by virtue of their prior shareholdings of the Company (an “Exit”), each outstanding Option shall be assumed or an equivalent award substituted by the successor company or an affiliate of the successor company.

16.2.                     In the event that the successor company refuses to assume or substitute for the Options, then all unvested Options shall expire, provided however, that the Administrator may determine that the vesting of certain unvested Options be accelerated such that they be deemed vested as of immediately prior to the consummation of the Exit.

16.3.                     In the event of a proposed Exit of the Company, the Administrator shall notify each Optionee to whom outstanding Options were issued hereunder as soon as practicable prior to the effective date of such proposed Exit. The Administrator in its discretion will determine the period of time in which the vested Options may be exercised, prior to such transaction.  To the extent not exercised prior to the consummation of the Exit, all Options (whether vested or not) will terminate immediately prior to the consummation of the Exit.

16.4.                     For purposes of this Section 16, an Option shall be considered assumed or substituted if, following the Exit, the Optionee receives the right to purchase or receive, for each Share subject to an Option, the consideration (whether shares, cash, or other securities or property) received in the Exit by holders of Shares of the Company on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely Ordinary Shares (or their equivalent) of the successor company or its affiliate, the Administrator may, with the consent of the successor company, provide for each Optionee to receive solely Ordinary Shares (or their equivalent)  of the successor company or its affiliate equal in fair market value to the per Share consideration received by holders of the Shares in the Exit.

17.                              Right of First Refusal; Bring-Along; Lock-Up.

Without derogating from the provisions of Section 4.6 above, as a condition precedent to the grant of Options hereunder, each Optionee shall execute a Notice of Grant that shall include inter alia provisions to the following effect:

17.1.                     Acknowledgement by the Optionee of the terms and provisions of the Article of Association of the Company and agreement to be bound by the terms thereof as may be amended from time to time, including with respect to the right of first refusal, co-sale and bring-along provisions.

17.2.                     Acknowledgement and acceptance by the Optionee of the terms and conditions of any shareholders agreements as applicable to all or substantially all of the other shareholders holding Shares, and agreement to be bound by their terms as if he or she was an original party thereof.

17.3.                     Acknowledgement and agreement by the Optionee that in the event that the Company’s Shares are registered or will be registered for trading on any public market, the Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company and/or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations. In addition, an acknowledgement and agreement by the Optionee that the Shares shall be subject to the rules and regulation of the stock exchange on which the Shares are registered.

18.                              Date of Grant.

Subject to Applicable Law, the date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option.

19.                              Rights as a Shareholder; Voting and Dividends.

19.1.                     Prior to the exercise of an Option, an Optionee, as such, shall not have any of the rights of a shareholder of the Company. Upon the exercise of an Option, an Optionee shall have no shareholder rights until the Shares are issued, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.

19.2.                     Subject to the terms of the Plan, upon their issuance, the Shares shall have voting rights on all matters where such vote is permitted by Applicable Law. The Company shall issue (or cause to be issued) the Shares in respect of which an Options is exercised promptly following the exercise of such Option. No adjustment will be made for a dividend or other shareholder right for which the record date precedes the date of issuance of the Shares,  except as provided in Section 14 of the Plan.

19.3.                     The Shares issued upon exercise of an Option shall be voted by an irrevocable proxy (the “Proxy”), such Proxy to be assigned to the person or persons designated by the Board to vote the Shares for the benefit of the Optionee (the “Proxy Holder”) in a manner as shall be set forth in the form of Proxy adopted by the Administrator from time to time and, to the extent relevant, in accordance with the provisions of Section 102. The Proxy Holder shall be indemnified and held harmless by the Company and the Optionee against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of the Proxy Holder’s own fraud or bad faith, to the extent permitted by Applicable Law. Such indemnification shall be in addition to any rights of indemnification the Proxy Holder may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

19.4.                     Notwithstanding anything to the contrary herein, with respect to all Shares issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee,  as the case may be, the Optionee shall be entitled to receive cash dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association (and all amendments thereto) and subject to any applicable taxation on a distribution of dividends, and when applicable subject to the provisions of Section 102.

20.                              Tax Consequences.

20.1.                     Any tax consequences arising from the grant of any Option or exercise of any Option or from the payment for Shares or from the sale of Shares or from an Early Disposition (as such term is defined in the Sub-Plan) by a US Optionee or from any other event or act, (whether of the Optionee or of the Company or its Affiliates or of the Trustee) hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under Applicable Law, including withholding taxes at source and under Section 102. Furthermore, each Optionee shall indemnify the Company and/or an Affiliate that employs or engages the Optionee and/or the Trustee, and/or the Company’s shareholders and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liability relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

20.2.                     Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Optionee or the sale, exchange or other transfer of any Shares issued upon exercise of Options until all tax consequences (if any)  arising from the exercise of such Options or sale, exchange or other transfer of Shares are resolved to the full satisfaction of the Company. Without derogating from the above, the Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

21.                              No Rights to Engagement.

Nothing in the Plan or in any Option granted or agreement entered into pursuant hereto shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship with the Company or an Affiliate as an Employee, a Non-Employee or otherwise, nor shall it interfere in any way with his/her right or the Company’s right or the right of an Affiliate, to terminate such relationship at any time, with or without cause. Moreover, nothing in the Plan or in any Option granted or agreement entered into pursuant hereto confer upon an Optionee a right to any remuneration or benefit not set forth in the Plan or Notice of Grant

22.                              Term, Termination and Amendment of the Plan.

22.1.                     This Plan shall become effective upon its adoption by the Board and in accordance with Section 102, and shall continue in effect for a term of ten (10) years unless terminated earlier.

22.2.                     Termination of the Plan shall not affect Options granted under the Plan prior to the date of such termination or the Administrator’s ability to exercise the powers granted to it hereunder with respect to such Options.

23.                              Conditions Upon Issuance of Shares.

23.1.                     Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel to the Company with respect to such compliance.

23.2.                     As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel to the Company, such a representation is required and to make such other representations and warranties as shall in the opinion of counsel to the Company be required by applicable securities laws and regulations.

23.3.                     Until an Exit is consummated, Optionee agrees not to sell, transfer or otherwise dispose of the Shares until the lapse of at least six (6) months and one day from the later of the date of exercise of the Options or the date of issuance of the Shares.

23.4.                     As a condition to the exercise of an Option, the Optionee must not be in default under any agreement between the Optionee and the Company or an Affiliate.

24.                              Inability to Obtain Authority.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance of any Shares hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell Shares as to which such requisite authority shall not have been obtained.

25.                              Reservation of Shares.

During the term of the Plan, the Company shall at all time reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

26.                              Multiple Agreements.

The terms of an Option may differ from the terms of other Options concurrently granted under this Plan. The Administrator may also make subsequent grants of Options to an Optionee to whom Options were previously granted under this Plan.

27.                              Governing Law and Jurisdiction

This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws. The competent courts of Tel- Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Plan.

28.                              Non-Exclusivity of the Plan

The adoption of this Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt other incentive arrangements as it may deem desirable, including, without limitation, the granting of shares or options otherwise than under this Plan.

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